                                                                    EXHIBIT 4.02

            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
            -------------------------------------------------------

     This Second Amended and Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of February 4, 2000 by and among AllAdvantage.com., a California corporation (the "Company"), and the persons and entities listed on Exhibit A attached hereto (the "Investors").
                   ---------

     A.  Certain of the Investors (the "Prior Investors") are holders of the
Company's: (i) Series B Preferred Stock (the "Series B Stock") issued pursuant to that certain Series B Preferred Stock Purchase Agreement (the "Series B Agreement") by and among the Company and the investors listed therein; and/or
(ii) Series C Preferred Stock (the "Series C Stock") issued pursuant to that certain Series C Preferred Stock Purchase Agreement (the "Series C Agreement") by and among the Company and the investors listed therein; and/or (iii) Series C Preferred Stock issued or issuable upon exercise of those certain warrants (the "Convertible Note Warrants") to purchase up to an aggregate of 244,897 shares of Series C Stock issued in connection with certain convertible promissory notes issued by the Company.

     B. The Prior Investors hold certain information and registration rights under that certain Amended and Restated Investors' Rights Agreement by and among the Company and the Prior Investors dated September 22, 1999 (the "Prior Rights Agreement").

     C. Certain Investors (the "Series D Investors") have agreed to purchase shares of the Company's Series D Preferred Stock (the "Series D Stock") pursuant to a certain Series D Preferred Stock Purchase Agreement by and among the Company and such Series D Investors dated of even date herewith (the "Series D Agreement"). The Series D Agreement provides that, as a condition to the Series D Investors' purchase of the Series D Stock thereunder, the Company will enter into this Agreement and the Series D Investors will be granted the rights set forth herein.

     D. HMS Gateway Office, L.P., which is an Investor, has been or is to be issued a Warrant (the "Lease Warrant") to purchase up to 75,000 shares of Series D Stock issued in connection with a certain real property lease of the Company.

     E. The Company and the undersigned parties hereto desire to enter into this Agreement in order to amend, restate and replace the rights and obligations set forth in the Prior Rights Agreement with the rights and obligations set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   INFORMATION RIGHTS.
          ------------------

          1.1  Financial Information.  The Company covenants and agrees that,
               ---------------------
commencing on the date of this Agreement, for so long as any Investor holds at least 1,250,000 shares of Series B Stock issued under the Series B Agreement, or at least 1,250,000 shares of Series C Stock issued under the Series C Agreement, or at least 150,000 shares of Series D Stock issued under the Series D Agreement, and/or the equivalent number (on an as-converted basis) of shares of Common of the Company ("Common Stock") issued upon the conversion of such shares of Series B Stock, Series C Stock, or Series D Stock, respectively ("Conversion Stock") (as adjusted for applicable stock splits and combinations) the Company will:

               (a)  Monthly Reports. Furnish to such Investor as soon as
                    ---------------
practicable, and in any case within forty-five (45) days after the end of each calendar month (except the last month of the Company's fiscal year), monthly unaudited financial statements, including an unaudited Balance Sheet and an unaudited Statement of Income together with a comparison to the Company's operating plan and budget and statements of the Chief Financial Officer of the Company explaining any significant differences in the statements from the Company's operating plan and budget for the month covered and stating that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the month covered; and

               (b)  Annual Budget. Furnish to such Investor as soon as
                    -------------
practicable and in any event no later than thirty (30) days after the close of each fiscal year of the Company, an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year. The Company shall also furnish to such Investor, within a reasonable time of its preparation, amendments to the annual budget, if any, and a capitalization summary of the Company. Each Investor agrees to hold all information received pursuant to this
Section in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

          1.2  Annual Reports.  The Company shall furnish to each Investor
               --------------
holding any shares of Series B Stock, Series C Stock, Series D Stock or Conversion Stock, as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants;

          1.3  Inspection Rights.  The Company shall permit each Investor
               -----------------
holding at least 1,250,000 shares of the Series B Stock, at least 1,250,000 shares of Series C Stock or at least 150,000 shares of Series D Stock, and/or the equivalent number (on an as-converted basis) of shares of Conversion Stock, or any combination thereof (as adjusted for applicable stock splits and combinations), at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor. Each Investor agrees to hold all information received from such inspections in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

          1.4  Termination of Certain Rights.  The Company's obligations under
               -----------------------------
Sections 1.1, 1.2 and 1.3 above will terminate upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "Securities Act," and with such offering being referred to herein as the "IPO").

     2.   REGISTRATION RIGHTS.
          -------------------

          2.1  Definitions.  For purposes of this Section 2:
               -----------

               (a)  Registration.  The terms "register," "registration" and
                    ------------
"registered" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               (b)  Registrable Securities. The term "Registrable Securities"
                    ----------------------
means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of (i) any shares of Series B Stock issued under the Series B Agreement, (ii) any shares of Series C Stock issued under the Series C Agreement, as such agreement may hereafter be amended from time to time, (iii) any shares of Series C Stock issued or issuable upon exercise of the Convertible Note Warrants, (iv) any shares of Series D Stock issued under the Series D Agreement; (v) any shares of Series D Stock issued upon exercise of the Lease Warrant; and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however, any
                                   ---------
Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

               (c)  Registrable Securities Then Outstanding. The number of
                    ---------------------------------------
shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

               (d)  Holder.  For purposes of this Section 2 and Sections 3 and 4
                    ------
hereof, the term "Holder" means any person owning of record Registrable Securities provided, however, that for purposes of this Agreement, a record
           --------  -------
holder of shares of Series B Stock, Series C Stock or Series D Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no
                            --------  -------
event be obligated to register shares of Series B Stock, Series C Stock or Series D Stock, and that

Holders of Registrable Securities will not be required to convert their shares of Series B Stock, Series C Stock or Series D Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

               (e)  Form S-3.  The term "Form S-3" means such form under the
                    --------
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (f)  SEC.  The term "SEC" or "Commission" means the U.S.
                    ---
Securities and Exchange Commission.

          2.2  Demand Registration.
               -------------------

               (a)  Request by Holders. If the Company shall receive at any time
                    ------------------
after the earlier of January 1, 2004, or six (6) months after the effective date of the Company's IPO, a written request from the Holders of at least 40% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within twenty
(20) days after the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Registrable Securities requested by all Holders to be
   --------
registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $5,000,000 if such requested registration is the initial public offering of the Company's stock registered under the Securities Act.

               (b)  Underwriting. If the Holders initiating the registration
                    ------------
request under this Section 2.2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by a majority of the Holders of Registrable Securities and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable
                     --------  -------
Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

               (c)  Maximum Number of Demand Registrations. The Company is
                    --------------------------------------
obligated to effect only three (3) such registrations pursuant to this Section 2.2; provided, however, that if neither the first nor the second demand right
     --------  -------
exercised covers the sale of Registrable Securities with an aggregate public offering price of at least $25,000,000, then the third such demand right exercised must cover such a sale for at least $25,000,000.

               (d)  Deferral. Notwithstanding the foregoing, if the Company
                    --------
shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided,
                                                                     --------
however, that the Company may not utilize this right more than once in any
-------
twelve (12) month period.

               (e)  Expenses. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of
                            --------  -------  -------
such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

          2.3  Piggyback Registrations.  The Company shall notify all Holders of
               -----------------------
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of equity securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to (1) the IPO, (2) any
             ---------
registration for which Holders are otherwise given notice and are eligible to participate under Section 2.2 or Section 2.4 of this Agreement, or (3) any employee benefit plan or a corporate reorganization or other transaction under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a)  Underwriting. If a registration statement under which the
                    ------------
Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to
                                                             -----
shareholders exercising any demand registration rights, second to the Company,
                                                        ------
for its own account, and third, to each of the Holders requesting inclusion of
                         -----
their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided however, that the right of the underwriters to exclude shares
        -------- -------
(including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the shares included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence. The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

               (b)  Expenses. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

          2.4  Form S-3 Registration.  In case the Company shall receive from
               ---------------------
any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

               (a)  Notice. Promptly give written notice of the proposed
                    ------
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b)  Registration. As soon as practicable, effect such
                    ------------
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be
                         --------  -------
obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                    (1)  if Form S-3 is not available for such offering;

                    (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                    (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.4; or

                    (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c)  Expenses. Subject to the foregoing, the Company shall file a
                    --------
Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with the first four registrations requested pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company. All expenses incurred in connection with any subsequent registration requested pursuant to this Section
2.4 shall be borne by the Holders who participate in such registration on a pro rata basis according to the number of Registrable Securities owned by the Holders that are included in such registration at the time it goes effective.

               (d)  Not Demand Registration. Form S-3 registrations shall not be
                    -----------------------
deemed to be demand registrations as described in Section 2.2 above.

          2.5  Obligations of the Company. Whenever required to effect the
               --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               (d) Use reasonable, diligent efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all Registrable Securities registered pursuant hereunder to be listed on each Securities Exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          2.6  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required and requested in writing to timely effect the registration of their Registrable Securities.

          2.7  Delay of Registration.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.8  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a)  By the Company. To the extent permitted by law, the Company
                    --------------
will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations" and, individually, a "Violation"):

                    (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                    (3) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the
                                               -------- -------
indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b)  By Selling Holders. To the extent permitted by law, each
                    ------------------
selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity
                                    --------  -------
agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts
                                  -------- -------
payable in indemnity by a Holder under this subsection 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                    (c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                    (d)  Defect Eliminated in Final Prospectus. The foregoing
                         -------------------------------------
indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus prepared in connection with sales of Registrable Securities by a selling Holder in an offering which is not underwritten, but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (e)  Contribution.  In order to provide for just and equitable
                    ------------
contribution to joint liability under the Securities Act in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however,
                                                           --------  -------
that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f)  Survival. The obligations of the Company and Holders under
                    --------
this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          2.9  "Market Stand-Off" Agreement.  Each Holder hereby agrees that it
                ---------------------------
shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to the period beginning upon the effective date of a registration statement of the Company filed under the Securities Act and ending up to one hundred eighty (180) days thereafter; provided, however, that:
                                                --------  -------

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

               (b) all executive officers and directors of the Company then holding Common Stock of the Company, and each shareholder of the Company holding in the aggregate at least 1% of the total equity of the Company, enter into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The obligations described in this Section 2.9 shall not apply to a registration statement relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration statement relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The term "Company", as used in this Section 2.9, includes any wholly-owned subsidiary of the Company into or with which the Company merges or consolidates.

          2.10  Rule 144 Reporting.  With a view to making available the
                ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                (b) Use reasonable, diligent efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

                (d) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

          2.11  Termination of the Company's Obligations.  The Company shall
                ----------------------------------------
have no obligations pursuant to Sections 2.2 through 2.4 with respect to any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the IPO.

          2.12  Limitation on Subsequent Registration Rights.  After the date of
                --------------------------------------------
this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

     3.   RIGHT OF FIRST REFUSAL.
          ----------------------

          3.1   General.  Each Holder (as defined in Section 2.1(d)) who holds
                -------
at least 1,250,000 shares of the Series B Stock issued under the Series B Agreement or at least 1,250,000 shares of Series C Stock issued under the Series C Agreement or at least 150,000 shares of Series D Stock issued under the Series D Agreement, and/or the equivalent number (on an as-converted basis) of Conversion Stock (as adjusted for applicable stock splits and combinations), and any party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being
                                            ----
hereinafter referred to as a "Rights Holder") has the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)), to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance upon conversion or exercise of outstanding options or warrants.

          3.2   New Securities.  "New Securities" shall mean any Common Stock or
                --------------
Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that
                                                        --------  -------
the term "New Securities" does not include:
                          ---- --- -------

                (a) shares of Common Stock issued or issuable upon conversion of the outstanding shares of the Preferred Stock;

                (b) up to 22,561,317 shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors (such number of shares to be calculated net of any repurchases of such shares by the Company and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations, combination of shares or the like);

               (c) any shares of the Company's Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with debt financing from a bank or similar institution, equipment leases or real property leases, under arrangements approved by the Board of Directors;

               (d) shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Company approved by the Board of Directors, by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

               (e) any shares of Series B Preferred Stock issued under the Series B Agreement or Series C Preferred Stock issued under the Series C Agreement or shares of Series D Preferred Stock issued under the Series D Agreement, as such agreements may be amended;

               (f) the Convertible Note Warrants, any shares of Series C Preferred Stock issued upon exercise of the Convertible Note Warrants, and any shares of Common Stock issued upon conversion of such shares of Series C Preferred Stock;

               (g) the Lease Warrant, any shares of Series D Preferred stock issued upon exercise of the Lease Warrant, and any shares of Common Stock issued upon conversion of such Series D Stock;

               (h) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities or upon the exercise or conversion of any securities, if such securities were first offered to the Rights Holders hereunder;

               (i) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend; and

               (j) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act.

          3.3  Procedures.  In the event that the Company proposes to undertake
               ----------
an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights

Holder shall have ten (10) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such ten (10) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within five (5) days after receiving the Overallotment Notice.

          3.4  Failure to Exercise.  In the event that the Rights Holders fail
               -------------------
to exercise in full the right of first refusal within such ten (10) plus five
(5) day period, then the Company shall have 90 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 90 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

          3.5  Termination.  This right of first refusal shall terminate (a)
               -----------
immediately before the closing of the IPO or (b) upon (1) the acquisition of all or substantially all the assets of the Company or (2) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

     4.   ASSIGNMENT AND AMENDMENT.
          ------------------------

          4.1  Assignment.  Notwithstanding anything herein to the contrary:
               ----------

               (a)  Information Rights. The rights of an Investor under Section
                    ------------------
1.1 or 1.3 hereof may be assigned only to a party who acquires from an Investor (or an Investor's permitted assigns) at least that number of shares of Series B Stock, Series C Stock, Series D Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock described in Section 1.1 or 1.3 hereof, respectively.

               (b)  Registration Rights; Refusal Rights. The registration rights
                    -----------------------------------
of a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 hereof may be assigned only to a party who acquires at least 1,250,000 shares of Series B Stock issued under the Series B Agreement, or at least 1,250,000 shares of Series C Stock issued under the Series C Agreement, or at least 150,000 shares of Series D Stock issued under the Series D Agreement, or any shares of Series D Stock issued under the Series D Agreement only if such Series D Stock is assigned to: (i) any limited partner of Softbank Capital Partners LP, (ii) any Softbank sponsored investment fund, (iii) any direct or indirect US subsidiary of Softbank Corp., or (iv) any employee of any of the foregoing parties listed in (i) - (iii) above, or (v) any limited partnership whose general partner is a wholly-owned subsidiary of Credit Suisse First Boston and whose limited partners are employees of Credit Suisse First Boston, and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof (as adjusted for applicable stock splits and combinations); provided, however that no party may be assigned any of
                          --------  -------
the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall
                                 -------- -------
receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

          4.2  Amendment of Rights.  Subject to Section 4.3, any provision of
               -------------------
this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding shares of Series B Stock, Series C Stock, Series D Stock and/or Conversion Stock representing and/or convertible into a majority of all the Investors' Shares (as defined below). As used herein, the term "Investors' Shares" shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Series B Stock, Series C Stock and Series D Stock issued under the Series B Agreement, Series C Agreement and Series D Agreement or upon exercise of the Convertible Note Warrants or Lease Warrant plus all then outstanding shares of Conversion Stock that were issued upon the conversion of any shares of Series B Stock, Series C Stock and Series D Stock issued under the Series B Agreement, Series C Agreement and Series D Agreement or upon exercise of the Convertible Note Warrants or Lease Warrant. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company; provided that the effect of any such amendment or waiver will be that all such parties thereto will be treated equally.

          4.3  New Investors.  Notwithstanding anything herein to the contrary,
               -------------
if pursuant to Section 2.2 of the Series D Agreement, additional parties may purchase shares of Series D Stock as "New Investors" thereunder, then each such New Investor shall become a party to this Agreement as an "Investor" hereunder, without the need of any consent, approval or signature of any Investor when such New Investor has both: (a) purchased shares of Series D Stock under the Series D Agreement and paid the Company all consideration payable for such shares and
(b) executed one or more counterpart signature pages to this Agreement as an "Investor", with the Company's consent.

     5.   GENERAL PROVISIONS.
          ------------------

          5.1  Notices.  Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

               (a) if to an Investor, at such Investor's respective address as set forth on Exhibit A attached hereto; or

               (b) if to the Company, at 25954 Eden Landing Road, Hayward, California 94545.


Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          5.2  Entire Agreement.  This Agreement, together with all the Exhibits
               ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          5.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

          5.4  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          5.5  Third Parties.  Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          5.6  Successors And Assigns.  Subject to the provisions of Section
               ----------------------
4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          5.7  Captions.  The captions to sections of this Agreement have been
               --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          5.8  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.9  Adjustments for Stock Splits, Etc.  Wherever in this Agreement
               ---------------------------------
there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          5.10 Aggregation of Stock.  All shares held or acquired by affiliated
               --------------------
entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          5.11 Prior Rights Agreement Superseded.  Pursuant to Section 4.2 of
               ---------------------------------
the Prior Rights Agreement, the undersigned parties who are parties to such Prior Rights Agreement hereby amend and restate the Prior Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Rights Agreement shall be hereby be terminated and entirely replaced and superseded by this Agreement.



                 [remainder of page intentionally left blank]

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:                       THE INVESTORS:
-----------                        -------------

By:  /S/ CARL T. ANDERSON          SOFTBANK CAPITAL PARTNERS LP
                                   (please print name here)
                                           -----
Name: Carl T. Anderson
                                   By:  /S/ STEVEN J. MURRAY
Title:  Secretary

Address: 2954 Eden Landing Road    Name:  Steven J. Murray
         Hayward, CA 94545         Title:  Admin. Member of G.P.
                                   Address: 1188 Centre St.
                                            Newton Center, MA 02459


                                   SOFTBANK CAPITAL ADVISORS FUND LP
                                   (please print name here)
                                           -----

                                   By:  /S/ STEVEN J. MURRAY

                                   Name:  Steven J. Murray
                                   Title:  Admin Member of GP
                                   Address: 1188 Centre St.
                                            Newton, MA 02459


                                   The Putnam Advisory Company, Inc. on behalf
                                   of PUTNAM EMERGING INFORMATION SCIENCES TRUST S.A.
                                   (please print name here)
                                           -----

                                   By:  /S/ JOHN R. VERANI

                                   Name:  John R. Verani
                                   Title:  Senior Vice President
                                   Address: One Post Office Square
                                            Boston, Massachusetts 02109



                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              THE INVESTORS:
                              -------------

                              Putnam Investment Management, Inc. on behalf
                              of PUTNAM OTC & EMERGING GROWTH FUND
                              (please print name here)
                                      -----

                              By:  /S/ JOHN R. VERANI

                              Name:  John R. Verani
                              Title:  Senior Vice President
                              Address:  One Post Office Square
                                        Boston, Massachusetts 02109

                              T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC. (please print name here)
                                      -----

                              By:  /S/ CHARLES A. MORRIS

                              Name:  Charles A. Morris
                              Title:  President
                              Address: 100 East Pratt Street
                                       Baltimore, MD 21202


                              CREDIT SUISSE FIRST BOSTON VENTURE FUND I, LP (please print name here)
                                      -----

                              By:  /S/ FRANK QUATTRONE

                              Name:  Frank Quattrone
                              Title:  Member
                              Address: 2400 Hanover Street
                                       Palo Alto, CA 94304

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENTS]

                              THE INVESTORS:
                              -------------

                              DLJ ESC II, L.P.
                              BY:  DLJ LBO PLANS MANAGEMENT CORPORATION
                              (please print name here)
                                      -----

                              By:  /S/ IVY DODES

                              Name:  Ivy Dodes
                              Title:  Vice President
                              Address: 277 Park Avenue, 23/rd/ Flr.
                                       New York, NY 10172


                              DLJ FUND INVESTMENT PARTNERS II, L.P.
                              BY:  DLJ LBO PLANS MANAGEMENT CORPORATION
                              (please print name here)
                                      -----

                              By:  /S/ IVY DODES

                              Name:  Ivy Dodes
                              Title:  Vice President
                              Address: 277 Park Avenue, 23/rd/ Flr.
                                       New York, NY 10172


                              DLJ PRIVATE EQUITY EMPLOYEES FUND, L.P.
                              BY:  DLJ LBO PLANS MANAGEMENT CORPORATION
                              (please print name here)
                                      -----

                              By:  /S/ IVY DODES

                              Name:  Ivy Dodes
                              Title:  Vice President
                              Address: 277 Park Avenue, 23/rd/ Flr.
                                       New York, NY 10172

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              THE INVESTORS:
                              -------------

                              DLJ PRIVATE EQUITY PARTNERS FUND, L.P.
                              BY:  WSW CAPITAL, INC.
                              (please print name here)
                                      -----

                              By:  /S/ IVY DODES

                              Name:  Ivy Dodes
                              Title:  Vice President
                              Address: 277 Park Avenue, 23/rd/ Flr.
                                       New York, NY 10172


                              JEFFREY C. HINES
                              (please print name here)
                                      -----

                              By:  /S/ JEFFREY C. HINES

                              Name:  Jeffrey C. Hines
                              Title:
                              Address: 3415 Sleepy Hollow Court
                                       Houston, Texas 77019


                              JAMES C. BUIE, JR.
                              (please print name here)
                                      -----

                              By:  /S/ JAMES C. BUIE, JR.

                              Name:  James C. Buie, Jr.
                              Title:
                              Address:. 118 Winding Way, PO Box 1043
                                        Ross, CA 94957-1043

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                              THE INVESTORS:
                              -------------

                              DOUGLAS G. HOLTE
                              (please print name here)
                                      ------

                              By:  /S/ DOUGLAS G. HOLTE

                              Name:  Douglas G. Holte
                              Title:
                              Address: 910 Chautauqua Blvd.
                                       LA, CA 90272


                              COLIN P. SHEPHERD
                              (please print name here)
                                      -----

                              By:  /S/ COLIN P. SHEPHERD

                              Name:  Colin P. Shepherd
                              Title:  Senior Vice President
                              Address: 601 S. Figueroa St., #3860
                                       Los Angeles, CA 90017


                              JAMES A. MORRISON
                              (please print name here)
                                      -----

                              By:  /S/ JAMES A. MORRISON

                              Name:  James A. Morrison
                              Title:
                              Address:. 501 Oak Avenue
                                        San Anselmo, CA 94960

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENTS]

                                      THE INVESTORS:
                                      -------------

                                    PAYDAY INVESTMENTS LLC
                                    (please print name here)
                                            -----

                                    By:  /S/ JOHN PETTWAY

                                    Name:  John Pettway

                                    Title:  Manager

                                    Address: 700 Bitner Road

                                             Park City, UT  84098

                                    52/nd/ STREET ASSOCIATES, INC.
                                    (please print name here)
                                            -----

                                    By:  /S/ LETA APPLEGATE

                                    Name:  Leta Applegate

                                    Title:  Assistant Secretary

                                    Address: 55 East 52/nd/ St. 27/th/ floor

                                             New York, NY  10022


                                    WINTHER VENTURES LLC
                                    (please print name here)
                                            -----

                                    By:  /S/ STEVE ABBOT

                                    Name:  Steve Abbot

                                    Title:  Managing Member

                                    Address:. 72 Mercury Ave.

                                              Tiburon, CA  94920



  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      THE INVESTORS:
                                      -------------

                                    MARK H. SHERMAN
                                    (please print name here)
                                            -----

                                    By:  /S/ MARK H. SHERMAN

                                    Name:  Mark H. Sherman

                                    Title:  Managing Director

                                    Address: 2506 Union

                                             SF  94123


                                    LOWELL SINGER
                                    (please print name here)
                                            -----

                                    By:  /S/ LOWELL J. SINGER

                                    Name:  Lowell J. Singer

                                    Title:

                                    Address: 2600 Buchanan St.


                                             San Francisco, CA  94115


                                    EARLYBIRD PRESEED BETEINGUNGS-KGNR. 7
                                    (please print name here)
                                            -----

                                    By:  /S/ ROLF MATHES

                                    Name:  Rolf Mathes

                                    Title:  Managing Director

                                    Address:. Maximilianstr. 14

                                              80539 Munchen, Germany



  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      THE INVESTORS:
                                      -------------

                                    WALDEN MEDIA AND INFORMATION
                                    TECHNOLOGY FUND, L.P.
                                    (please print name here)
                                            -----

                                    By:  /S/ STEVE ESKENAZI

                                    Name:  Steve Eskenazi

                                    Title:  Manager

                                    Address: 750 Battery St. 7th Floor

                                             San Francisco, CA  94111


                                    TMCT VENTURES, LP
                                    UNDER MANAGEMENT BY RUSTIC
                                    CANYON PARTNERS, LLC
                                    (please print name here)
                                            -----

                                    By:  /S/ MICHAEL SONG

                                    Name:  Michael Song

                                    Title:  Partner

                                    Address: 2425 Olympic Blvd., Suite 6050W

                                             Santa Monica, CA  90404



                                    (please print name here)
                                            -----

                                    By:  /S/ JOHN F. SHOCH

                                    Name:  John F. Shoch

                                    Title:  Managing Member of Alloy Ventures
                                    1999, LLC the general partner of AMA 98
                                    Partners, L.P., AMA98 Ventures, LP, AMA98
                                    Corporate, L.P., AMA98 Investors, L.P.

                                    Address:



  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      THE INVESTORS:
                                      -------------

                                    TECHNOLOGY PARTNERS FUND VI, LP
                                    TP MANAGEMENT VI, LLC
                                    (please print name here)
                                            -----

                                    By:  /S/ IRA EHRENPREIS

                                    Name:  Ira Ehrenpreis

                                    Title:  Managing Member

                                    Address: 1550 Tiburon Blvd., Suite A

                                             Belvedere, CA  94920


                                    SELIGMAN COMMUNICATIONS AND
                                    INFORMATION FUND, INC.
                                    BY:  J&W SELIGMAN CO.
                                    INCORPORATED, ITS INVESTMENT
                                    ADVISORY
                                    (please print name here)
                                            -----

                                    By:  /S/ RICHARD R. SCHMALTZ

                                    Name:  Richard R. Schmaltz

                                    Title:  Managing Director

                                    Address: 100 Park Ave. 8th Floor

                                             New York, NY  10017

                                    Att:  James M. Curtis


  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      THE INVESTORS:
                                      -------------

                                    SELIGMAN NEW TECHNOLOGIES FUND, INC.
                                    BY:  J&W SELIGMAN CO.
                                    INCORPORATED, ITS INVESTMENT
                                    ADVISORY
                                    (please print name here)
                                            -----

                                    By:  /S/ RICHARD R. SCHMALTZ

                                    Name:  Richard R. Schmaltz

                                    Title:  Managing Director

                                    Address: 100 Park Ave. 8th Floor

                                             New York, NY  10017

                                    Att:  James M. Curtis



                                    SELIGMAN INVESTMENT
                                    OPPORTUNITIES (MASTER) FUND-NTV
                                    PORTFOLIO
                                    BY:  J&W SELIGMAN & CO.
                                    INCORPORATED, ITS INVESTMENT
                                    ADVISORY
                                    (please print name here)
                                            -----

                                    By:  /S/ RICHARD R. SCHMALTZ

                                    Name:  Richard R. Schmaltz

                                    Title:  Managing Director

                                    Address: 100 Park Ave. 8th Floor

                                             New York, NY  10017

                                    Att:  James M. Curtis



  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      THE INVESTORS:
                                      --------------

                                    PARTECH U.S. PARTNERS III C.V.
                                    AXA. GROWTH FUND LLC
                                    PARALLEL CAPITAL I LLC
                                    PARALLEL CAPITAL II LLC
                                    DOUBLE BLACK DIAMOND II LLC
                                    45TH PARALLEL LLC
                                    MULTINVEST LLC
                                    ALMANORI LIMITED
                                    (please print name here)
                                            -----

                                    By:  /S/ VINCENT WORMS

                                    Name:  Vincent Worms

                                    Title:  General Partner/Managing

                                    Member/Attorney-in-fact

                                    Address: 50 California Street, Suite 3200

                                             San Francisco, CA  94111




                                    F&W INVESTMENTS 2000
                                    (please print name here)
                                            -----

                                    By:  /S/ LAIRD H. SIMONS III

                                    Name:  Laird H. Simons III

                                    Title:  Partner

                                    Address: Two Palo Alto Square

                                             Palo Alto CA  94306



  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                     THE INVESTORS:
                                     -------------


                                    PIDWELL INVESTMENTS LLC
                                    (please print name here)
                                            -----

                                    By:  /S/ DAVID W. PIDWELL

                                    Name:  David W. Pidwell

                                    Title:  Manager

                                    Address: 20628 Vickery Lane

                                             Saratoga, CA  95070



                                    DAVID BECKMAN -ROBERTSON
                                    (please print name here)
                                            -----

                                    By:  /S/ D.B. ROBERTSON

                                    Name:  David Beckman-Robertson

                                    Title:

                                    Address:


                                    DANA H. ABER
                                    (please print name here)
                                            -----

                                    By:  /S/ DANA H. ABER

                                    Name:  Dana H. Aber

                                    Title:  Director of Sales - West Coast

                                    Address:  2100 Mar East

                                              Tiburon, CA  94920

  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      THE INVESTORS:
                                      -------------

                                    MAURO CALVI
                                    (please print name here)
                                            -----

                                    By:  /S/ MAURO CALVI

                                    Name:  Mauro Calvi

                                    Title:  VP International

                                    Address: 35 Pear Court

                                             Hillsborough, CA  94010


                                    JAN DANIEL
                                    (please print name here)
                                            -----

                                    By:  /S/  JAN DANIEL

                                    Name:  Jan Daniel

                                    Title:  VP HR

                                    Address: 2108 Blackwood Dr.

                                             Walnut Creek, CA  94596



                                    PAMELA DAY
                                    (please print name here)
                                            -----

                                    By:  /S/ PAMELA DAY

                                    Name:  Pamela Day

                                    Title:

                                    Address:


  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      THE INVESTORS:
                                      -------------

                                    JOSEPH M. FELIU, PATRICIA E. FELIU
                                    (please print name here)
                                            -----

                                    By:  /S/ JOSEPH M. FELIU
                                    PATRICIA E. FELIU

                                    Name:  Joseph M. Feliu, Patricia E. Feliu

                                    Title:  VP Operations

                                    Address: 544 Gabilan St.

                                             Los Altos, CA  94022


                                    MICHAEL D. FLOYD
                                    (please print name here)
                                            -----

                                    By:  /S/  MICHAEL D. FLOYD

                                    Name:  Michael D. Floyd

                                    Title:  Software Engineer

                                    Address: 1436 Fourth St.
                                             Alameda, CA  94501



                                    LOUIS A. JOHNSTON
                                    (please print name here)
                                            -----

                                    By:  /S/ LOUIS A. JOHNSTON

                                    Name:  Louis A. Johnston

                                    Title:

                                    Address:  251 Staysail Court

                                              Foster City, CA  94404

  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      THE INVESTORS:
                                      -------------


                                    MARISSA R. JOHNSTON
                                    (please print name here)
                                            -----

                                    By:  /S/ MARISSA R. JOHNSTON

                                    Name:  Marissa R. Johnston

                                    Title:

                                    Address: 251 Staysail Court

                                             Foster City, CA  94404



                                    RICHARD W. JONES
                                    (please print name here)
                                            -----

                                    By:  /S/  RICHARD W. JONES

                                    Name: Richard W. Jones

                                    Title:

                                    Address: 3182 Campus Drive #204

                                             San Mateo, CA  94403


                                    FIROOZ KHODADDY
                                    FARIMAH KHODADDY
                                    (please print name here)
                                            -----

                                    By:  /S/ FIROOZ KHODADDY
                                         /S/ FARIMAH KHODADDY

                                    Name:  Firooz Khodaddy
                                    Title:

                                    Address:  43 Plymouth Ct.

                                             San Ramon, CA  94583

  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                    THE INVESTORS:
                                    -------------


                                    FARAMARZ MAHDAVI
                                    (please print name here)
                                            -----

                                    By:  /S/ FARAMARZ MAHDAVI

                                    Name:  Faramarz Mahdavi

                                    Title:

                                    Address: 2425 Alamo Glen Dr.

                                             Alamo, CA  94507


                                    BERNIE AND JACKIE MURPHY
                                    REVOCABLE TRUST
                                    (please print name here)
                                            -----

                                    By:  /S/  BERNIE J. MURPHY, TRUSTEE

                                    Name:  Bernie J. Murphy, Trustee

                                    Title:  VP of Finance, Treasurer

                                    Address: 10 Broadview Dr.

                                             San Rafael, CA  94901


                                    KURT D. RUNKE
                                    (please print name here)
                                            -----

                                    By:  /S/ KURT D. RUNKE

                                    Name:  Kurt D. Runke

                                    Title:

                                    Address:  1120 Runnymead Dr.

                                              Los Altos, CA  94024


  [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                             THE INVESTORS:
                                             -------------

                                         WILLIAM P. TRENTO
                                         (please print name here)
                                                 -----

                                         By: /S/ WILLIAM P. TRENTO

                                         Name: William P. Trento

                                         Title: VP, Community

                                         Address: 1456 10/th/ Ave.
                                                  San Francisco, CA 94122


                                         KENT WOLOSON
                                         (please print name here)
                                                 -----

                                         By:  /S/ KENT WOLOSON

                                         Name: Kent Woloson

                                         Title: Regional VP Sales

                                         Address: 855 W. Erie #122
                                                  Chicago, IL 60622


                                         DERICK YEE
                                         (please print name here)
                                                 -----

                                         By: /S/ DERICK YEE

                                         Name: Derick Yee

                                         Title:

                                         Address: 4469 Winding River Cir.
                                                  Stockton, CA 95219


                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                                             THE INVESTORS:
                                             -------------

                                         HMS GATEWAY OFFICE, L.P.
                                         (please print name here)
                                                 -----

                                         By:  /S/ JAMES C. BUIE CF

                                         Name: James C. Buie

                                         Title: EVP

                                         Address: c/o Hines
                                                  651 Gateway Blvd. #1140
                                                  South San Francisco, CA 94080

                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         INVESTORS' RIGHTS AGREEMENT]

                                   EXHIBIT A

                               List of Investors
                               -----------------

                        [Can be provided upon request]